Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 15, 2012, Tronox Incorporated was combined with Exxaro Resources Limited’s (“Exxaro”) mineral sands business (“Exxaro Mineral Sands”) under a new Australian holding company, Tronox Limited. We refer to this combination as the “Transaction.”

Tronox Limited’s unaudited pro forma condensed combined statement of operations for the three month period ended March 31, 2012, and the year ended December 31, 2011, are presented as if the Transaction had been completed on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of March 31, 2012, is presented as if the Transaction had been completed on March 31, 2012. The unaudited pro forma condensed Combined Financial Statements presented below are derived from the historical Consolidated Financial Statements of Tronox Incorporated and historical combined financial information of Exxaro Mineral Sands. The historical Consolidated Financial Statements of Tronox Incorporated are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The historical Combined Financial Statements of Exxaro Mineral Sands are presented in South African Rand and have been prepared in accordance with IFRS.

As described in the accompanying notes, the unaudited pro forma condensed Combined Financial Statements have been prepared using the acquisition method of accounting under GAAP and the regulations of the SEC. GAAP requires that one of the companies in the Transaction be designated as the accounting acquirer for the purposes of applying the acquisition method of accounting under ASC 805, Business Combinations. Tronox Incorporated is the accounting acquirer.

The historical financial statements have been adjusted in the unaudited pro forma condensed Combined Financial Statements to give effect to pro forma events that are (i) directly attributable to the Transaction; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations exclude non-recurring items, that are directly related to the Transaction, including, but not limited to (i) a bargain purchase gain currently estimated to be realized on the Transaction; (ii) reorganization income associated with the emergence from bankruptcy; and (iii) Transaction related legal and advisory fees. Additionally, certain pro forma adjustments have been made to the historical Combined Financial Statements of Exxaro Mineral Sands in order to (i) convert them to GAAP; (ii) conform their accounting and presentation policies to those applied by Tronox Incorporated; and (iii) present them in U.S. dollars. All material transactions between Tronox Incorporated and Exxaro Mineral Sands have been eliminated.

Because the acquisition method of accounting is dependent upon certain valuations and other studies that must be prepared as of the completion date of the Transaction, there currently is not sufficient information for a definitive measurement; therefore, the unaudited pro forma condensed Combined Financial Statements are preliminary. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed Combined Financial Statements and the combined future results of operations and financial position.

The unaudited pro forma condensed Combined Financial Statements do not include any realization of cost savings from operating efficiencies, revenue synergies or restructuring costs expected to result from the Transaction and should be read in conjunction with the historical Consolidated Financial Statements of Tronox Incorporated and the separate historical Combined Financial Statements of Exxaro Mineral Sands.

The unaudited pro forma Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Tronox Limited would have been had the Transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF MARCH 31, 2012

	Tronox Incorporated	Exxaro Mineral Sands (See footnote 5)	Pro Forma Adjustments	Note (See footnote 6)		Tronox Limited Pro Forma Combined
	(Amounts in millions, except share and per share data)
ASSETS
Current Assets
Cash and cash equivalents	$222.7	$200.8	$(197.5)	(a	)	$258.6
			$150.0	(b	)
			$(117.4)	(h	)
Accounts receivable:
Third party, net	348.4	106.9	—			455.3
Related party	1.7	72.6	(74.3)	(c	)	—
Inventories	404.4	355.2	286.3	(d	)	1,032.9
			(13.0)	(c	)
Prepaid and other assets	18.0	0.3	—			18.3
Deferred income taxes	4.3	—	—			4.3

Total Current Assets	999.5	735.8	34.1			1,769.4
Property, Plant and Equipment, Net	558.8	703.3	1,889.0	(d	)	3,151.1
Intangible Assets, Net	307.4	16.3	(16.3)	(h	)	307.4
Loans with Related Parties	—	1,464.2	(1,464.2)	(h	)	—
Deferred Income Taxes	—	105.6	(105.6)	(h	)	—
Other Long-Term Assets	37.3	19.0	2.5	(h	)	58.8

Total Non-Current Assets	903.5	2,308.4	305.4			3,517.3

Total Assets	$1,903.0	$3,044.2	$339.5			$5,286.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable:
Third party	$134.3	$77.3	$—			$211.6
Related party	72.6	1.7	(74.3)	(c	)	—
Accrued liabilities	41.5	1.2	—			42.7
Amounts due to related parties	—	—	—			—
Short-term debt	—	86.5	(86.5)	(h	)	—
Long-term debt due within one year	4.4	—	1.5	(b	)	5.9
Income taxes payable	42.6	—	—			42.6
Deferred income taxes	—	—	10.2	(e	)	10.2

Total Current Liabilities	295.4	166.7	(149.1)			313.0
Long-term debt	551.9	268.2	(184.8)	(h	)	783.8
			148.5	(b	)
Pension and postretirement benefits	142.2	—	—			142.2
Deferred income taxes	18.4	34.0	(34.0)	(h	)	172.9
			154.5	(e	)
Loans with Related Parties	—	1,717.5	(1,717.5)	(h	)	—
Other non-current liabilities	47.1	63.4	111.9	(d	)	222.4

Total Non-Current Liabilities	759.6	2,083.1	(1,521.4)			1,321.3
Stockholders’ Equity
Tronox Stockholders’ Equity	848.0	794.4	1,612.7	(g	)	3,255.1
Noncontrolling interest	—	—	397.3	(f	)	397.3

Total Stockholders’ Equity	848.0	794.4	2,010.0			3,652.4

Total Liabilities and Stockholders’ Equity	$1,903.0	$3,044.2	$339.5			$5,286.7

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

	Tronox Incorporated
	Successor
	Three Months Ended March 31, 2012	Exxaro Mineral Sands (See footnote 7)	Pro Forma Adjustments	Note (See footnote 8)	Tronox Limited Pro Forma Combined
Net Sales	$433.6	$216.4	$(60.5)	(a)	$589.5
Cost of goods sold	(276.3)	(120.3)	(18.6)	(b)	(369.4)
			45.8	(a)

Gross Margin	157.3	96.1	(33.3)		220.1
					—
Selling, general and administrative expenses	(44.3)	(4.0)	9.0	(g)	(39.3)

Litigation/arbitration settlement	—	—	—		—
Provision for environmental remediation and restoration, net of reimbursements	—	(0.3)	—		(0.3)

Income (Loss) from Operations	113.0	91.8	(24.3)		180.5
Interest and debt expense	(7.9)	(4.8)	2.1	(c)	(10.6)
Other income (expense)	(1.4)	2.4	—		1.0
Reorganization income (expense)	—	—	—		—

Income (Loss) from Continuing Operations before Taxes	103.7	89.4	(22.2)		170.9
Income tax provision	(17.4)	(19.3)	6.8	(e)	(29.9)

Income (Loss) from Continuing Operations	86.3	70.1	(15.4)		141.0

Income (Loss) from Continuing Operations attributable to Noncontrolling interest	—	—	11.2	(f)	11.2

Income (Loss) from Continuing Operations attributable to Tronox Limited	$86.3	$70.1	$(26.6)		$129.8

Income per Share, Basic and Diluted (see footnote 9):
Basic	$5.72				$5.15
Diluted	$5.48				$5.04
Weighted Average Shares Outstanding in thousands, (see footnote 9):
Basic	15,078				25,189
Diluted	15,733				25,776

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	Tronox Incorporated
	Successor	Predecessor
	Eleven Months Ended December 31, 2011	One Month Ended January 31, 2011	Exxaro Mineral Sands (See footnote 7)	Pro Forma Adjustments	Note (See footnote 8)		Tronox Limited Pro Forma Combined
		(Millions of dollars, except share and per share data)
Net Sales	$1,543.4	$107.6	$909.7	$(254.9)	(a	)	$2,305.8
Cost of goods sold	(1,104.5)	(82.3)	(646.4)	(81.3)	(b	)	(1,666.1)
				248.4	(a	)

Gross Margin	438.9	25.3	263.3	(87.8)			639.7
Selling, general and administrative expenses	(151.7)	(5.4)	(12.8)	25.1	(g	)	(144.8)

Litigation/arbitration settlement	9.8	—	—	—			9.8
Provision for environmental remediation and restoration, net of reimbursements	4.5	—	—	—			4.5

Income (Loss) from Operations	301.5	19.9	250.5	(62.7)			509.2
Interest and debt expense	(30.0)	(2.9)	(33.6)	24.0	(c	)	(42.5)
Other income (expense)	(9.8)	1.6	9.5	—			1.3
Reorganization income (expense)	—	613.6	—	(613.6)	(d	)	—

Income (Loss) from Continuing Operations before Taxes	261.7	632.2	226.4	(652.3)			468.0
Income tax provision	(20.2)	(0.7)	43.2	10.9	(e	)	33.2

Income (Loss) from Continuing Operations	241.5	631.5	269.6	(641.4)			501.2

Income (Loss) from Continuing Operations attributable to Noncontrolling interest	—	—	—	57.6	(f	)	57.6

Income (Loss) from Continuing Operations attributable to Tronox Limited	$241.5	$631.5	$269.6	$(699.0)			$443.6

Income per Share, Basic and Diluted (see footnote 9):
Basic	$16.12	$15.29					$17.61
Diluted	$15.46	$15.25					$17.21
Weighted Average Shares Outstanding in thousands, (see footnote 9):
Basic	14,981	41,311					25,189
Diluted	15,619	41,399					25,776

1.	Description of Transaction

On June 15, 2012, Tronox Incorporated and Exxaro completed the Transaction to combine the Exxaro Mineral Sands business with the existing business of Tronox Incorporated, under Tronox Limited, a new Australian holding company. Pursuant to the terms of the Transaction, each share of Tronox Incorporated common stock was converted into one Class A Share and an amount in cash equal to $12.50 without interest and an amount in cash equal to $12.50 and, Tronox Incorporated became an indirect wholly-owned subsidiary of Tronox Limited.

Pursuant to the Transaction Agreement, in consideration for the sale of Exxaro Mineral Sands, Exxaro received 9,950,856 Class B Shares subject to adjustments for net working capital, net debt, environmental provisions and capital expenditures for certain specified projects, which adjustments will be made solely in cash and will not affect the number of Class B Shares issued to Exxaro.

Upon completion of the Transaction on June 15, 2012, the former Tronox Incorporated stockholders owned all of the Class A Shares, representing approximately 61.5% of the voting securities of Tronox Limited, and Exxaro owned all of the Class B Shares, representing approximately 38.5% of the voting securities of Tronox Limited. Exxaro retained a 26.0% ownership interest in the South African operations that are part of Exxaro Mineral Sands in order to comply with the Black Economic Empowerment legislation of South Africa. The ownership interest in the South African operations may be exchanged for Class B Shares, under certain circumstances, which could result in Exxaro owning approximately 41.7% of the voting shares of Tronox Limited after such exchange (based on the total number of issued voting shares on June 15, 2012 and assuming no other issuances of Tronox Limited shares).

2.	Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the three month period ended March 31, 2012, and the year ended December 31, 2011, are presented as if the Transaction had been completed on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of March 31, 2012, is presented as if the Transaction had been completed on March 31, 2012. The unaudited pro forma condensed Combined Financial Statements are derived from the historical Consolidated Financial Statements of Tronox Incorporated and the historical Combined Financial Statements of Exxaro Mineral Sands. The historical Consolidated Financial Statements of Tronox Incorporated are presented in U.S. dollars and have been prepared in accordance with GAAP. The historical Combined Financial Statements of Exxaro Mineral Sands are presented in South African Rand and have been prepared in accordance with IFRS.

The unaudited pro forma condensed Combined Financial Statements have been prepared using the acquisition method of accounting under GAAP and the regulations of the SEC. GAAP requires that one of the companies in the Transaction be designated as the accounting acquirer. Tronox Incorporated is the accounting acquirer.

The historical financial statements have been adjusted in the unaudited pro forma condensed Combined Financial Statements to give effect to pro forma events that are (i) directly attributable to the Transaction; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations exclude non-recurring items, which are directly related to the Transaction. Additionally, certain pro forma adjustments have been made to the historical Combined Financial Statements of Exxaro Mineral Sands in order to (i) convert them to GAAP; (ii) conform their accounting policies to those applied by Tronox Incorporated; and (iii) present them in U.S. dollars. All material transactions between Tronox Incorporated and Exxaro Mineral Sands have been eliminated.

Because the acquisition method of accounting is dependent upon certain valuations and other studies that must be prepared as of the completion date of the Transaction, there currently is not sufficient information for a definitive measurement; therefore, the unaudited pro forma condensed Combined Financial Statements are preliminary. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed Combined Financial Statements and the combined future results of operations and financial position.

The unaudited pro forma condensed Combined Financial Statements do not include any realization of cost savings from operating efficiencies, revenue synergies or restructuring costs expected to result from the Transaction and should be read in conjunction with the historical Consolidated Financial Statements of Tronox Incorporated and the historical Combined Financial Statements of Exxaro Mineral Sands.

3.	Estimate of Consideration Expected to be Transferred

The following is a preliminary estimate of the consideration expected to be transferred to affect the Transaction (thousands of dollars, except share and per share data):

Estimated purchase price:
Number of shares of Tronox Limited Class B Shares	9,950,856
Tronox Incorporated share price as of June 14, 2012(1)	$162.00

Total preliminary estimated consideration to be transferred(1)	$1,612,039

Notes:

(1)	The consideration transferred is reflected in the unaudited pro forma condensed Combined Financial Statements. This does not reflect any future working capital adjustments.

4.	Estimate of assets to be acquired and liabilities to be assumed

Under the acquisition method of accounting, the total estimated purchase price is allocated to the tangible assets and separately identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of completion of the Transaction. For purposes of the unaudited pro forma condensed combined balance sheet, the following is a preliminary estimate of the adjustments required to be made to the assets to be acquired and liabilities to be assumed by us in the Transaction. These amounts have been reconciled to the estimate of consideration expected to be transferred, as follows:

	Millions of dollars
Book value of net assets of Exxaro Mineral Sands at March 31, 2012:		794.4
Adjustments for assets and liabilities not acquired:
Less: cash	(117.4)
Less: related party receivables	(1,464.2)
Less: historical intangible assets	(16.3)
Less: historical deferred tax assets	(105.6)
Less: other long term assets not assumed	2.5
Add: historical deferred tax liability	34.0
Add: related party payables:
short-term debt	86.5
long-term debt	184.8
non-current loans with related parties	1,717.5

Book value of net assets acquired		1,116.2

Fair value adjustments to:
Increase the value of inventory	286.3
Increase the value of fixed assets	1,889.0
Increase in non-current liabilities	(111.9)
Record the non-controlling interest	(283.2)

Total fair value adjustments		1,780.2
Gain on bargain purchase		1,284.4

Estimate of consideration expected to be transferred		$1,612.0

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Exxaro Mineral Sands’s assets and liabilities at the time of completion of the Transaction. The final allocation of the purchase price could differ materially from the preliminary allocation used to prepare the unaudited pro forma condensed combined balance sheet. These differences will arise for various reasons, including changes in Tronox’s share price, interest rates, currency exchange rates and other valuation variables to be used at the time the Transaction is completed, when compared to the rates used to prepare these unaudited pro forma condensed Combined Financial Statements.

The $1,284.4 million gain arising from the bargain purchase has been reflected in the unaudited pro forma condensed combined balance sheet as an adjustment to retained earnings. However, the gain arising from the bargain purchase has not been reflected in the unaudited pro forma condensed combined statement of operations as it is a non-recurring item that is directly related to the Transaction.

The noncontrolling interest in Exxaro Mineral Sands has been recorded at estimated fair value at March 31, 2012, and represents the 26.0% direct interest in the South African operations that are a part of Exxaro Mineral Sands, which Exxaro has retained in order to comply with the Black Economic Empowerment requirements in South Africa. Exxaro is entitled to exchange this interest for approximately 3.2% in additional shares in Tronox Limited under certain circumstances (i.e., the earlier of the termination of the Empowerment Period or the tenth anniversary of completion of the Transaction).

5.	Presentation of Exxaro Mineral Sands Combined Balance Sheet

The Combined Financial Statements of Exxaro Mineral Sands are presented in South African Rand and have been prepared in accordance with IFRS. Accordingly, certain adjustments have been made to the Combined Financial Statements of Exxaro Mineral Sands in order to (i) convert them to GAAP; (ii) conform their accounting and presentation policies to those applied by Tronox Incorporated; and (iii) present them in U.S. dollars.

The table provided below presents the adjustments made to present Exxaro Mineral Sands’s combined balance sheet on a GAAP basis and to conform its presentation to Tronox Incorporated’s accounting policies. The combined balance sheet of Exxaro Mineral Sands also has been translated from South African Rand to U.S. dollars based on a closing exchange rate at March 31, 2012, of 7.67 South African Rand to the U.S. dollar.

	Exxaro Mineral Sands
	Combined IFRS	Conforming Adjustments	Note		Combined GAAP	Combined GAAP
	R	R			R	$
	(Millions)
Current Assets
Cash and cash equivalents	1,541.6	—			1,541.6	200.8
Accounts receivable:
Third party, net	820.7	—			820.7	106.9
Related party	557.4	—			557.4	72.6
Inventories	2,655.1	72.1	(a	)	2,727.2	355.2
Prepaid and other assets	2.0	—			2.0	0.3
Deferred income taxes	—	—			—	—

Total Current Assets	5,576.8	72.1			5,648.9	735.8
Property, Plant and Equipment, Net	6,278.8	(864.0)	(b	)	5,399.5	703.3
		(15.3)	(c	)
Intangible Assets, Net	125.2	—			125.2	16.3
Loans with Related Parties	11,242.0	—			11,242.0	1,464.2
Deferred Income Taxes	570.0	241.9	(b	)	811.9	105.6
Other Long-Term Assets	167.2	(21.6)	(a	)	145.6	19.0

Total Non-Current Assets	18,383.2	(659.0)			17,724.2	2,308.4

Total Assets	23,960.0	(586.9)			23,373.1	3,044.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable:
Third Party	593.5	—			593.5	77.3
Related Party	13.3	—			13.3	1.7
Accrued liabilities	8.4	—			8.4	1.2
Short-term debt	663.9	—			663.9	86.5
Long-term debt due within one year	—	—			—	—
Income taxes payable	—	—			—	—

Total Current Liabilities	1,279.1	—			1,279.1	166.7
Long-term debt	2,059.4	—			2,059.4	268.2
Pension and postretirement benefits	—	—			—	—
Deferred income taxes	243.5	17.8	(c	)	261.3	34.0
Amounts due to related parties	13,187.0	—			13,187.0	1,717.5
Other non-current liabilities	561.1	(74.5)	(c	)	486.6	63.4

Total Non-Current Liabilities	16,051.0	(56.7)			15,994.3	2,083.1
Total Stockholders’ Equity (Deficit)	6,629.9	(622.1)	(b	)	6,099.7	794.4
		50.5	(a	)
		41.4	(c	)

Total Liabilities and Stockholders’ Equity	23,960.0	(586.9)			23,373.1	3,044.2

(a)	Exxaro Mineral Sands utilizes the weighted average cost method of inventory costing. Tronox Incorporated utilizes the first-in, first-out (“FIFO”) method of inventory costing. This adjustment is to conform Exxaro Mineral Sands’s inventory costing policy and the related deferred tax impact to Tronox Incorporated’s accounting policy.
(b)	Under IFRS, Exxaro Mineral Sands reverses an impairment loss taken in prior periods on long-lived assets (other than goodwill) when there is an indication that the basis for the previous impairment no longer exists. Under GAAP, reversal of a previously recorded impairment is prohibited. This adjustment has been made to reverse the impairment reversal recorded under IFRS, and to reflect the related deferred tax impact, in order to comply with GAAP.
(c)	Under IFRS, Exxaro Mineral Sands recognizes an asset retirement obligation due to constructive obligations associated with its synthetic rutile and pigment plants. Under GAAP, Tronox Incorporated recognizes asset retirement obligations only when it has a legal obligation to perform asset retirement activities. This adjustment is to reverse the asset retirement obligations and the related deferred tax impact recorded by Exxaro Mineral Sands to conform to Tronox Incorporated’s accounting policy.

6.	Unaudited Pro Forma Condensed Combined Balance Sheet—Pro Forma Adjustments

(a)	To record the payment of $197.5 million to Tronox Incorporated shareholders. This adjustment represents the payment of the $12.50 per share cash consideration for the assumed 100% exchange of 15.8 million shares held by Tronox Incorporated shareholders for 15.8 million Class A Shares.
(b)	To record the additional $150.0 million in proceeds expected to be received from the new lending facility.
(c)	To record the elimination of transactions between Tronox Incorporated and Exxaro Mineral Sands.
(d)	To adjust the carrying values of the assets acquired to their estimated fair value. See footnote 4 for additional discussion related to the preliminary estimate of the assets acquired and liabilities assumed.
(e)	To adjust the tax provision to reflect the effects of the pro forma adjustments.
(f)	To record the 26.0% noncontrolling interest in the South African operations that are part of Exxaro Mineral Sands, which Exxaro has retained in order to comply with the BEE requirements in South Africa. The noncontrolling interest consists of the following as of March 31, 2012:

Noncontrolling interest share adjustment:	(Millions of dollars)
Fair value of noncontrolling interest (see footnote 4)	$283.2
Bargain purchase gain, net of taxes of $44.4 million attributed to noncontrolling interest(1)	114.1

Noncontrolling interest at March 31, 2012	$397.3

Notes:

(1)	The $114.1 million bargain purchase gain, net of taxes of $44.4 million, attributed to the noncontrolling interest consists of 26% of the $609.6 million gross bargain purchase gain that arose on the acquisition of the Exxaro Mineral Sands South African operations, net of tax at the South African statutory rate of 28%.

(g)	Reflects adjustments to Tronox Limited stockholders’ equity following completion of the Transaction as follows:

(Millions of dollars)
Payments of cash consideration of $12.50 per share to Tronox Incorporated shareholders	$(197.5)
Fair value of shares issued to Exxaro	1,612.0
Bargain purchase, net of taxes of $126.3 million(1)	999.6
Accelerated vesting of restricted shares and reclassification to equity	6.0
Elimination of Exxaro’s stockholders’ equity	(794.4)
Elimination of profit in inventory	(13.0)

Adjustment to stockholders’ equity	$1,612.7

Notes:

(1)	The bargain purchase gain attributed to Tronox Limited stockholders’ equity consists of the following:

(Millions of dollars)
74% of the $609.6 million bargain purchase gain arising from the acquisition of the Exxaro Mineral Sands South African operations	$451.1
Less: Taxes at the South African statutory rate of 28%	(126.3)

Net bargain purchase gain on the Exxaro Mineral Sands South African operations	324.8
Add: 100% of the $674.8 million bargain purchase gain arising from the acquisition of the Exxaro Mineral Sands Australian operations	674.8

Bargain purchase gain attributed to Tronox Limited stockholders’ equity	$999.6

(h)	To eliminate certain assets and liabilities of Exxaro Mineral Sands which will not be acquired as part of the Transaction. See footnote 4 for additional discussion related to these items.

7.	Presentation of Exxaro Mineral Sands Combined Statements of Operations

The Combined Financial Statements of Exxaro Mineral Sands are presented in South African Rand and have been prepared in accordance with IFRS. Accordingly, adjustments have been made to the combined statements of operations of Exxaro Mineral Sands in order to (i) convert them to GAAP; (ii) conform their accounting and presentation policies to those applied by Tronox Incorporated; and (iii) present them in U.S. dollars.

The tables provided below present the adjustments made to present Exxaro Mineral Sands’s combined statements of operations on a GAAP basis and to conform their presentation to conform to Tronox Incorporated’s accounting policies. The combined statements of operations of Exxaro Mineral Sands also have been translated from South African Rand to U.S. dollars at an average exchange rate of 7.74 Rand to the U.S. dollar for the three month period ended March 31, 2012, and 7.23 Rand to the U.S. dollar for the year ended December 31, 2011.

STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2012

	Exxaro Mineral Sands
	Combined IFRS	Conforming Adjustments	Note	Combined GAAP	Combined GAAP
	R	R		R	$
	(Millions)
Net Sales	1,676.4	(0.7)	(a)	1,675.7	216.4
Cost of goods sold	(223.3)	(709.0)	(b)	(931.7)	(120.3)
		16.6	(c)
		(3.2)	(d)
		(12.8)	(e)

Gross Margin	1,453.1	(709.1)		744.0	96.1
Selling, general and administrative expenses	(740.0)	709.0	(b)	(31.0)	(4.0)
Provision for environmental remediation and restoration, net of reimbursements	(2.4)	—		(2.4)	(0.3)

Income from Operations	710.7	(0.1)		710.6	91.8
Interest and debt expense	(40.1)	3.2	(d)	(36.9)	(4.8)
Other income (expense)	18.2	0.7	(a)	18.9	2.4

Income from Continuing Operations before Income Taxes	688.8	3.8		692.6	89.4
Income tax provision	(148.2)	3.6	(e)	(149.6)	(19.3)
		(5.0)	(c)

Income from Continuing Operations	540.6	2.4		543.0	70.1

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2011

	Exxaro Mineral Sands
	Combined IFRS	Conforming Adjustments	Note		Combined GAAP	Combined GAAP
	R	R			R	$
	(Millions)
Net Sales	6,585.9	(7.7)	(a	)	6,578.2	909.7
Cost of goods sold	(1,488.0)	(3,213.0)	(b	)	(4,674.0)	(646.4)
		44.6	(c	)
		(17.6)	(d	)

Gross Margin	5,097.9	(3,193.7)			1,904.2	263.3
Selling, general and administrative expenses	(3,305.2)	3,213.0	(b	)	(92.2)	(12.8)
Reversal of impairment	877.0	(877.0)	(e	)	—	—

Income from Operations	2,669.7	(857.7)			1,812.0	250.5
Interest and debt expense	(260.6)	17.6	(d	)	(243.0)	(33.6)
Other income (expense)	61.0	7.7	(a	)	68.7	9.5

Income from Continuing Operations before Income Taxes	2,470.1	(832.4)			1,637.7	226.4
Income tax provision	79.9	246.0	(e	)	312.5	43.2
		(13.4)	(c	)

Income from Continuing Operations	2,550.0	599.8			1,950.2	269.6

(a)	Under IFRS, Exxaro Mineral Sands includes interest income within its net sales on the statement of operations. This adjustment has been made to reclassify interest income from net sales to other income/expense in order to conform to GAAP.
(b)	Exxaro Mineral Sands includes certain expenses in selling, general and administrative expenses which Tronox Incorporated includes in cost of goods sold. This adjustment is to conform the expense presentation in accordance with Tronox Incorporated’s presentation policy.
(c)	Exxaro Mineral Sands utilizes the weighted average inventory costing method, while Tronox Incorporated utilizes the FIFO inventory costing method. This adjustment is to conform Exxaro Mineral Sands’s inventory costing method to Tronox Incorporated’s accounting policy and to record the corresponding income tax effect.
(d)	Under IFRS, Exxaro Mineral Sands classifies accretion costs related to asset retirement obligations within finance charges (interest and debt expense). Under GAAP, accretion costs are classified as operating expenses. In 2011, after the application of fresh start accounting, Tronox Incorporated reported accretion costs as part of cost of goods sold. This adjustment has been made to reclassify the accretion costs.
(e)	Under IFRS, Exxaro Mineral Sands reverses an impairment loss taken in prior periods on long-lived assets (other than goodwill) when there is an indication that the basis for the previous impairment no longer exists. Under GAAP, reversal of a previously recorded impairment is prohibited. For the three months ended March 31,2012, this adjustment has been made to reverse the incremental depreciation expense that has been recognized during the period related to the previously recognized impairment reversal, and reflect the related income tax effect, in order to comply with GAAP. For the year ended December 31, 2011, this adjustment has been made to reverse the impairment reversal recorded under IFRS, and reflect the related income tax effect, in order to comply with GAAP.

8.	Unaudited Pro Forma Condensed Combined Statements of Operations—Pro Forma Adjustments

(a)	To record the elimination of intercompany sales between Tronox Incorporated and Exxaro Mineral Sands.
(b)	To record the incremental depreciation expense as a result of allocating a portion of the preliminary purchase price to the property, plant and equipment of Exxaro Mineral Sands, based on straight-line depreciation over expected useful lives ranging from 1-25 years.

(c)	For the three months ended March 31, 2012, this adjustment is to record the effect on interest expense of additional borrowings of $150.0 million on the new $700 million lending facility as well as the elimination of interest expense related to Exxaro Mineral Sands borrowings that are not being assumed. A one-eighth percentage change to the interest rate on the $150.0 million new lending facility would increase or decrease annual interest expense by $0.2 million. For the year ended December 31, 2011, this adjustment is to record the effect on interest expense and amortized debt issuance costs of refinancing a $425.0 million exit financing facility with a new lending facility of $700.0 million as well as the elimination of interest expense related to Exxaro Mineral Sands borrowings that are not being assumed. A one-eighth percentage change to the interest rate on the $700.0 million new lending facility would increase or decrease annual interest expense by $0.9 million.
(d)	To record the elimination of reorganization income arising from Tronox Incorporated’s emergence from bankruptcy, which does not have a continuing impact and therefore, is not being reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011.
(e)	To record the tax effects associated with the pro forma adjustments, based on the statutory tax rates applicable for the respective jurisdictions which range from 20.0% to 35.0%.
(f)	To record the income from continuing operations attributable to the 26.0% noncontrolling interest that Exxaro will retain in the South African operations of Exxaro Mineral Sands upon completion of the Transaction.
(g)	To record the elimination of Transaction related advisory and legal expenses incurred, which do not have a continuing impact and therefore, are not being reflected in the unaudited pro forma condensed combined statement of operations for the three month period ended March 31, 2012, and for the year ended December 31, 2011.

9.	Pro Forma Earnings Per Share

In conjunction with the Transaction, the existing Tronox Incorporated shares will be cancelled. Accordingly, the pro forma weighted average number of shares outstanding has been computed by including the number of Class A Shares and Class B Shares which are expected to be issued upon completion of the Transaction.

(in thousands)
Pro Forma Combined Basic Weighted Average Shares
Shares issued to Tronox Incorporated Stockholders	15,238
Shares issued to Exxaro	9,951

Pro forma Combined Basic Weighted Average Shares	25,189

Pro Forma Combined Diluted Weighted Average Shares
Shares issued to Tronox Incorporated Stockholders	15,238
Shares issued to Exxaro	9,951
Incremental Tronox Incorporated dilutive securities
Class A & Class B warrants	587

Pro forma Combined Diluted Weighted Average Shares	25,776